                                                                    EXHIBIT 23.1



                        Consent of Independent Auditors
                        -------------------------------


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of Medarex, Inc. for the registration of 123,001 shares of its common stock and to the incorporation by reference therein of our report dated February 10, 2000, with respect to the consolidated financial statements of Medarex, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                         /s/ Ernst & Young LLP

MetroPark, New Jersey
June 7, 2000